UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2012

PremierWest Bancorp

(Exact Name of Registrant as specified in its charter)

Oregon (State or other jurisdiction of incorporation)	000-50332 (Commission File Number)	93 – 1282171 (IRS Employer Identification No.)

503 Airport Road, Medford, Oregon 97504 Address of Principal Executive Office

Registrant's telephone number including area code	541-618-6003

(Former name or former address, if changed since last report)

Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	On May 24, 2012, PremierWest Bancorp held its annual meeting of shareholders.
(b)	At the annual meeting, shareholders approved each of the following matters, with the votes on each matter as set forth below:
1.	To elect directors of PremierWest Bancorp for the ensuing year.

NOMINEE	VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
John L. Anhorn	2,878,872	189,626	-	5,304,021
Richard R. Hieb	2,910,353	158,145	-	5,304,021
James M. Ford	2,895,783	172,715	-	5,304,021
John A. Duke	2,922,841	145,657	-	5,304,021
Patrick G. Huycke	2,545,339	523,159	-	5,304,021
Rickar D. Watkins	2,919,032	149,466	-	5,304,021
Brian R. Pargeter	2,918,975	149,523	-	5,304,021
Dennis N. Hoffbuhr	2,662,478	406,020	-	5,304,021
Thomas R. Becker	2,922,081	146,417	-	5,304,021
James L. Patterson	2,923,436	145,062	-	5,304,021
John B. Dickerson	2,905,156	163,342	-	5,304,021
Georges C. St Laurent, Jr.	2,939,378	129,120	-	5,304,021

Directors Mary Carryer and Bruce Currier are elected by the holder of our Series B Preferred Stock, and at the annual meeting, all of the 41,400 shares of issued and outstanding Series B Preferred Stock voted FOR election of Mary Carryer and Bruce Currier to the Board of Directors.

2.	To consider an advisory vote on the executive compensation for our named executive officers.

MATTER	VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
Advisory vote on executive compensation	2,660,477	362,302	45,719	5,304,021

3.	To ratify the appointment of Moss Adams LLP as our Independent Registered Public Accountants for the year ending December 31, 2012.

MATTER	VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
Ratification of auditor appointment	8,232,349	131,593	8,577	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2012	PREMIERWEST BANCORP (Registrant) By: /s/ Tom Anderson Tom Anderson Executive Vice President and Chief Administrative Officer